Exhibit 99.2

ADHESION HOLDINGS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2011

ADHESION HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS

(Unaudited)

(Amounts in thousands except share data)

	Three Months Ended		Six Months Ended
	March 31, 2011	March 31, 2010	June 30, 2011	June 30, 2010
Net sales	$53,524	$52,294	$107,691	$106,061

Cost of sales	41,551	40,258	84,256	80,545

Gross profit	11,973	12,036	23,435	25,516

Selling, general and administrative expenses	8,123	8,528	16,144	16,899

Income before other income (expenses)	3,850	3,508	7,291	8,617

Other income (expense):
Other income, net	573	595	1,235	1,205
Equity in undistributed earnings of joint venture	300	198	694	746
Loss on extinguishment of debt	—	—	(13,569)	—
Foreign currency transaction gains/(losses)	758	897	781	(324)
Interest expense	(7,048)	(7,103)	(13,792)	(14,257)

Total other expense	(5,417)	(5,413)	(24,651)	(12,630)

Loss before income taxes	(1,567)	(1,905)	(17,360)	(4,013)

Income tax benefit	(642)	(761)	(7,315)	(1,823)

Net loss	$(925)	$(1,144)	$(10,045)	$(2,190)

See the accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands except share data)

	(Unaudited) June 30, 2011	December 31, 2010
ASSETS
Current assets
Cash	$—	$443
Accounts receivable, net of allowance of $205 and $312 June 30, 2011 and December 31, 2010, respectively	25,468	18,353
Inventories	18,217	15,031
Prepaid expenses	2,140	1,382
Deferred taxes	912	912
Other receivables	3,301	2,686

Total current assets	50,038	38,807
Property, plant and equipment, net	54,954	57,430
Goodwill	66,464	66,464
Intangible assets, net	110,690	113,214
Deferred financing costs, net	7,457	11,787
Investment in joint venture	28,115	27,421
Deferred tax asset	22,730	15,353
Other non-current assets	414	406

Total assets	$340,862	$330,882

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Bank overdraft	$784	$2,845
Accounts payable	7,920	5,702
Current maturities of long-term debt	3,155	2,903
Deferred taxes	441	441
Other accrued expenses	6,035	4,909

Total current liabilities	18,335	16,800
Revolving line of credit	4,200	5,900
Long-term debt, less current maturities	248,638	224,620
Accrued interest payable, long-term	55	4,286
Deferred taxes	32,451	32,238
Other non-current liabilities	266	228

Total liabilities	303,945	284,072

Shareholders’ equity
Common stock, $.0001 par value; 2,000,000 shares authorized, 1,941,020 issued and outstanding at June 30, 2011 and December 31, 2010	1	1
Additional paid in capital	226,341	226,289
Accumulated other comprehensive gain	2,110	2,010
Accumulated deficit	(191,535)	(181,490)

Total shareholders’ equity	36,917	46,810

Total liabilities and shareholders’ equity	$340,862	$330,882

See the accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands except share data)

	June 30, 2011	June 30, 2010
Cash flows from operating activities
Net loss	$(10,045)	$(2,190)
Adjustments to reconcile net loss to net cash provide by operating activities:
Depreciation and amortization	11,211	9,887
Loss on extinguishment of debt	13,569	—
Gain on sale of fixed assets	(38)	(19)
Compensation expense related to stock options and stock grants	52	80
Provision for uncollectible accounts	36	(59)
Equity in undistributed net earnings of joint venture	(694)	(746)
Deferred income taxes	(7,378)	(1,706)
Foreign currency transaction (gains)/loss	(781)	324

Changes in operating assets and liabilities:
Accounts receivable	(7,766)	(1,496)
Inventories	(3,186)	(1,645)
Prepaid expenses and other assets	(765)	540
Accounts payable	2,217	(1,584)
Accrued expenses and other liabilities	1,716	377

Cash (used in) provided by operating activities	(1,852)	1,763

Cash flows from investing activities
Purchases of property and equipment	(3,261)	(3,853)
Proceeds from the sale of property and equipment	82	32

Cash used in investing activities	(3,179)	(3,821)

Cash flows from financing activities
Decrease in bank overdraft	(2,061)	(1,464)
Proceeds from revolving line of credit	(1,689)	3,585
Principal payments on senior term debt	(146,553)	(752)
Principal payments on subordinated debt	(83,507)	—
Proceeds from first lien debt borrowings	160,000	—
Proceeds from second lien debt borrowings	90,000	—
Deferred financing fees incurred	(10,584)	—
Principal payments on capital lease obligations	(853)	(937)

Net cash provided by financing activities	4,753	432

Net change in cash	(278)	(1,626)

Effects of exchange rate changes on cash	(165)	588

Cash, beginning of period	443	1,153

Cash, end of period	$—	$115

See the accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: The Company manufactures prime, pressure sensitive labels for the food, beverage, consumer products, wine and spirits and healthcare industries located in North and South America.

Principles of Consolidation and Basis of Presentation: The consolidated financial statements of Adhesion Holdings, Inc. (the “Company”) and subsidiaries include LabelCorp Holdings, Inc. the 100% owner of York Tape and Label, LLC, Industrial Label Corporation, Asheville Acquisition Corp, LLC, PSC Acquisition Company, LLC, Cameo Sonoma Ltd., LSK Label, Inc., Southern Atlantic Label Co., Inc. (“SAL”) and LabelCorp Management, Inc.

Also included is LabelCorp’s 100% ownership of LabelCorp International, LLC, which owns a 50% interest in Cameo-Marinetti, a Chilean joint venture. The consolidated financial statements of Adhesion Holdings, Inc. also include its 100% owned subsidiary, York Label Canada, and its subsidiaries, Cameo Crafts, Corpco and 120635 Canada, Inc.

The Company records its investment in subsidiary balances at fair value on the date of the acquisition. The results of operations are included in the Company’s consolidated income statement from the date of acquisition.

All significant intercompany account balances and transactions are eliminated in consolidation.

The accompanying interim condensed consolidated financial statements included herein have been prepared by the Company, without audit. In the opinion of management, the information furnished reflects all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of the interim periods. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with the accounting principles generally accepted in the United States have been condensed or omitted following such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented understandable. Operating results for the three-month and six-month periods ended March 31 and June 30, 2011 are not necessarily indicative of the results that may be expected for the year ended December 31, 2011. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended December 31, 2010 and 2009.

Revenue Recognition: Revenue is recognized upon shipment of product, except in the case of supplier-managed inventory (SMI). Revenue for SMI is recognized at the time the customer releases product from inventory.

Accounts Receivable: Accounts receivable (“receivables”) recorded in the financial statements represent bona fide claims against debtors for sales or other charges arising on or before the balance sheet date and are not subject to discount. Service charges are assessed on accounts not collected within their stated terms. Receivables classified as current do not include any material amounts that are collectible after one year. Based principally on historical losses, aging from invoice dates, and prevailing economic conditions, the Company reduces recorded receivables to their estimated net realizable value by a valuation allowance and charge to current earnings. When specific accounts are deemed uncollectible, in whole or in part, such amounts are removed from the accounts. As of June 30, 2011 and 2010, substantially all of the Company’s recorded receivables are pledged as collateral for the Company’s revolving credit agreement.

(Continued)

ADHESION HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventories: Inventories are stated at the lower of cost, first-in, first-out (FIFO) method or market.

Property, Plant and Equipment: Property, plant and equipment is recorded at acquisition cost and depreciated utilizing the straight-line method over the estimated useful lives of the asset, as follows:

Buildings	10 - 20 years
Leasehold improvements	Lesser of 10 years or life of lease
Machinery and equipment	3 - 13 years
Computers and computer software	3 - 5 years
Furniture and fixtures	5 years

The costs and related accumulated depreciation are removed from the accounts for assets retired from service and a gain or loss on disposition is recorded in income when realized.

Deferred Financing Costs: Such costs related to term debt are being amortized using the effective interest method. Such costs related to the revolving credit facilities are amortized using the straight-line method.

Goodwill: Goodwill is assessed at least annually for impairment with any such impairment recognized in the current results of operations.

Other Intangible Assets: Other intangible assets include customer relationships, non-compete agreements, trademarks, patents and technology. The intangible assets, except trademarks, are being amortized using the straight-line method over their estimated benefit period. The estimated benefit periods range from 36 months to 16 years.

Income Taxes: Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax reporting basis of the Company’s assets and liabilities. Deferred income taxes result primarily from differing asset basis resulting from purchase accounting step up for book, the use of differing depreciation methods for financial and tax reporting purposes and from certain expense accruals which are not deductible for tax purposes until paid.

Comprehensive Income: The Company reports comprehensive income in accordance with ASC 220, which establishes standards for reporting and displaying comprehensive income and its components in financial statements.

Estimates: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include fair value of net assets acquired, fair value of goodwill and trademarks and other intangibles assets, and realizability of temporary differences on deferred taxes. It is reasonably possible these estimates may change and the effect may be material.

(Continued)

ADHESION HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Concentrations of Risk: Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivable. The Company places its cash in high quality financial institutions. The Federal Deposit Insurance Corporation (FDIC) and The Canada Deposit Insurance Corporation (CDIC) insure financial institutions’ depositors up to $250 and C$100, respectively. Non-interest bearing accounts are insured by the FDIC up to an unlimited amount through December 31, 2012 but are subject to the CDIC’s $100 cap. At various times during the period, the Company maintains deposits in excess of this limit. The Company does not believe it is significantly vulnerable to certain business concentrations with respect to suppliers, products, markets, or geographic areas with risk of a near-term severe impact.

Stock Based Compensation: The Company accounts for its stock option plans under ASC 718, which requires measurement and recording in the financial statements of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange of such award. The Company’s stock based compensation expense for the three months ended March 31, 2010 and 2011 was $30 and $26, respectively. The Company’s stock based compensation expense for the six months ended June 30, 2010 and 2011 was $60 and $52, respectively.

Subsequent Events: Management has performed an analysis of the activities and transactions subsequent to June 30, 2011 to determine the need for any adjustments to and/or disclosures within the financial statements for the period ended June 30, 2011. No additional adjustments and/or disclosures were deemed necessary. Management has performed this analysis through July 29, 2011.

NOTE 2 – INVENTORIES

Inventories consisted of the following:

	June 30, 2011	December 31, 2010
Raw materials	$7,706	$6,087
Work in process	2,597	2,464
Finished goods	8,421	6,930
Equipment	548	461

	19,272	15,942
Less: reserve for obsolescence	1,055	911

	$18,217	$15,031

(Continued)

ADHESION HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share data)

NOTE 3 – GOODWILL AND INTANGIBLES

The components of goodwill and intangibles consisted of the following:

	Balance at cost at December 31, 2010	Foreign Exchange	Accumulated Amortization	Net Intangibles at June 30, 2011
Customer Relationships	$96,531	$1,139	$(20,375)	$77,295
Convenant not-to-compete	507	6	(462)	51
Patents	120	—	(35)	85
Technology	47	—	(14)	33
Trademarks	33,053	173	—	33,226
Goodwill	66,464	—	—	66,464

	$196,722	$1,318	$(20,886)	$177,154

The amortization of intangible assets for the six months ended June 30, 2011 and 2010 were $3,633 and $3,596, respectively.

NOTE 4 – LONG-TERM DEBT

On May 27, 2011, the Company refinanced its then existing credit agreement (“Credit Agreement”). Accounting for the transaction has been made in accordance with ASC 470 and resulted in a loss of $13,569, due to expense of certain fees paid and write-off of existing deferred financing costs. In addition, new capitalizable costs of $6,943 were incurred under this Credit Agreement. These costs paid have been capitalized and will be amortized using the effective interest method over the remaining term of the new debt arrangements.

The Credit Agreement in place at June 30, 2011 with a commercial bank provides for revolving lines of credit of $25,000. Interest is charged on individual borrowings at the bank’s base rate plus the bank’s applicable margin. The effective rate on the revolving line of credit borrowings was 7.00%. In addition, a 0.50% commitment fee is payable quarterly on the unused revolver balance. Outstanding borrowings under this agreement aggregated $4,200 at June 30, 2011. These amounts are classified as long-term borrowings, as the Credit Agreement expires May 27, 2017.

The Credit Agreement in place at December 31, 2010 with a commercial bank provided for revolving lines of credit of $20,700 and C$1,800. Interest is charged on individual borrowings at the bank’s base rate plus the banks applicable margin. The effective rate on the revolving line of credit borrowings was 7.75%. In addition, a 0.75% commitment fee is payable quarterly on the unused revolver balance. Outstanding borrowings under this agreement aggregated $5,900 at December 31, 2010. These amounts are classified as long-term borrowings, as the Credit Agreement expires August 8, 2013. As described in the subsequent paragraphs, certain credit agreements had interest deferred, which was capitalized as part of the outstanding note principal.

Accrued interest payable for the periods ended June 30, 2011 and December 31, 2010 was $55 and $4,286, respectively.

(Continued)

ADHESION HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share data)

NOTE 4 – LONG-TERM DEBT, Continued

Other long-term debt consisted of the following:

	June 30, 2011	December 31, 2010
First Lien term loan, principal and interest paid quarterly ($400 per quarter beginning September 30, 2011) with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 6.25% to 7.00% at June 30, 2011) through May 27, 2017 with all unpaid principal and interest due at that time.	$160,000	$—

Second Lien term loan, interest paid quarterly with at the LIBOR or Bank’s Base Rate plus applicable margin (12.75% - 13.75% at June 30, 2011) through November 27, 2017 with all unpaid principal and interest due at that time.	90,000	—

Senior term notes, principal and interest paid quarterly ($313 and C$61 per quarter at June 30, 2010) with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 5.7% to 7.75% at December 31, 2010) through August 8, 2014 with all unpaid principal and interest due at that time.	—	146,380

Subordinated term notes, interest paid quarterly, with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 13.5% to 14.5% at December 31, 2010), through March 31, 2013 with all unpaid principal and interest due at that time.	—	78,555

Various capital lease obligations, with principal and interest (ranging from 6.24% to 11.8% at June 30, 2011 and December 31, 2010) payable in various monthly installments through November 2012.	1,793	2,588

	251,793	227,523
Less current maturities	3,155	2,903

	$248,638	$224,620

(Continued)

ADHESION HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share data)

NOTE 4 – LONG-TERM DEBT, Continued

The following is a schedule of future annual principal payments as of June 30, 2011:

July 2011 - June 2012	$3,155
July 2012 - June 2013	1,838
July 2013 - June 2014	1,600
July 2014 - June 2015	1,600
July 2015 - June 2016	1,600
Thereafter	242,000

$251,793

The Credit Agreement is collateralized by substantially all assets and common stock of the Company. In accordance with the terms of the Credit Agreement, the Company must, among other things, maintain specified levels of certain financial ratios and annual capital expenditures limitations. The Company was in compliance with all covenants as of December 31, 2010. The new Credit Agreement executed on May 27, 2011 does not require covenant testing until September 30, 2011.

NOTE 5 – INCOME TAXES

The income tax provision for the periods ended June 30, 2011 and 2010 were recorded based on the Company’s estimated annual effective tax rate.

The Company reports a liability for tax positions taken that will more likely than not result in additional tax payments in the event of examination by the federal, state or foreign taxing jurisdictions in which the Company operates (“uncertain tax positions”) and classifies related interest and penalties on late payment of taxes as income tax expense in the financial statements. No interest and penalties related to these tax positions were accrued at June 30, 2011 and December 31, 2010.

The Company is subject to U.S. federal income tax as well as income tax in Canada and numerous state jurisdictions. The Company is not currently under audit by the Internal Revenue Service.

NOTE 6 – SIGNIFICANT CUSTOMERS

During the six months ended June 30, 2011 and 2010, sales to major customers approximated 42% and 38%, respectively of the Company’s consolidated net revenues. Accounts receivable from these customers approximated 35% and 36% at June 30, 2011 and December 31, 2010, respectively.

(Continued)

ADHESION HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share data)

NOTE 7 – LEASES

The Company leases its manufacturing plants and office facilities under non-cancelable operating leases. Rents associated with these operating leases approximated $1,957 and $1,931 for the six months ended June 30, 2011 and 2010, respectively. The Company was obligated under various capital leases for manufacturing equipment with cost approximating $9,232 and $9,090 as of June 30, 2011 and December 31, 2010, respectively. Accumulated amortization approximated $3,049 and $2,529 as of June 30, 3011 and December 31, 2010, respectively.

Minimum annual lease payments under these leases are as follows:

	Operating	Capital
July 1, 2011 - June 30, 2012	$3,567	$1,611
July 1, 2012 - June 30, 2013	2,758	240
July 1, 2013 - June 30, 2014	2,464	—
July 1, 2014 - June 30, 2015	2,478	—
July 1, 2015 - June 30, 2016	2,360	—
Thereafter	12,751	—

	26,378	1,851
Less amounts representing interest	—	58

	$26,378	$1,793

NOTE 8 – INVESTMENT IN JOINT VENTURE

The Company has a 50% ownership interest in a joint venture (“Cameo-Marinetti”). The Company’s net investment in this joint venture is denominated in U.S. dollars and is recorded at historical cost plus its share of undistributed earnings from the date of acquisition through June 30, 2011. Cameo-Marinetti reports the results of its operations denominated in Chilean pesos (CLP) which are converted to U.S. dollars using average exchange rates prevailing during the period. The resulting foreign currency translation gains and losses are accumulated as a component of other comprehensive income.

Income and losses from the joint ventures are accounted for using the equity method of accounting. The Company reports its share of the undistributed earnings of Cameo-Marinetti as a separate component in the financial statements. The earnings reported for the periods ended June 30, 2011 and 2010 in the financial statements were $694 and $746, respectively. For the periods ended June 30, 2011 and 2010, no dividends were distributed. The Company’s intention is to allow undistributed earnings to reinvest in Cameo-Marinetti. Therefore, no temporary difference arises with regards to accounting for income taxes on the undistributed earnings. In the event the Company elected to change their stance regarding reinvesting, a temporary difference would arise, resulting in the need for a deferred tax. Amounts related to this have not been determined but the undistributed earnings since the Company’s ownership began were $3,355 at June 30, 2011.

(Continued)

ADHESION HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands except share data)

NOTE 8 – INVESTMENT IN JOINT VENTURE, continued

Summary consolidated financial information for the joint venture is presented as follows:

	Three months ended March 31, 2011	Three months ended March 31, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010
Sales	$8,182	$6,529	$17,222	$14,714
Operating income	903	687	2,096	2,199
Net income	599	395	1,388	1,491

	June 30, 2011	December 31, 2010
Total assets	52,199	47,202
Total equity	27,632	20,540

The change in total equity per above is result of the net income recognized during the year as well as translation.

NOTE 9 – COMPREHENSIVE INCOME

	Three Months Ended March 31,		Six Months Ended June 30,
	2011	2010	2011	2010
Net loss	$(925)	$(1,144)	$(10,045)	$(2,190)
Unrealized foreign currency translation gain	(281)	3,292	100	(2,102)

Total comprehensive gain/(loss)	$(1,206)	$2,148	$(9,945)	$(4,292)

NOTE 10 – LITIGATION

The Company is subject to various legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

NOTE 11 – SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental disclosures with respect to cash flow information are as follows:

	Six months ended June 30, 2011	Six months ended June 30, 2010
Interest paid	$14,600	$11,679
Income taxes paid	62	71